Exhibit 99.1

NEWS RELEASE

Contacts:

Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1-763-505-0291	+1-763-505-2696
MEDTRONIC REPORTS THIRD QUARTER EARNINGS

•	Revenue of $4.2 Billion Grew 4% on a Constant Currency Basis; 3% as Reported

•	Non-GAAP Diluted EPS of $0.91; GAAP Diluted EPS of $0.75

•	Free Cash Flow of $1.5 Billion; GAAP Cash Flow from Operations of $1.6 Billion

•	Reiterates FY14 Revenue Outlook; Tightens FY14 Diluted EPS Guidance
MINNEAPOLIS – Feb. 18, 2014 – Medtronic, Inc. (NYSE: MDT) today announced financial results for its third quarter of fiscal year 2014, which ended January 24, 2014.

The company reported worldwide third quarter revenue of $4.163 billion, compared to the $4.027 billion reported in the third quarter of fiscal year 2013, an increase of 4 percent on a constant currency basis after adjusting for a $41 million negative foreign currency impact or 3 percent as reported. As reported, third quarter net earnings were $762 million, or $0.75 per diluted share, a decrease of 23 percent for both compared to the same period in the prior year.  Third quarter net earnings and diluted earnings per share on a non-GAAP basis were $916 million and $0.91, a decrease of 3 percent and 2 percent, respectively, over the same period in the prior year. This decline was primarily driven by a difficult comparison due to a $0.03 benefit the company received in the third quarter of fiscal year 2013 from the extension of the U.S. R&D tax credit, which has not yet been renewed this year, as well as higher levels of interest expense and U.S. medical device excise tax in the third quarter of fiscal year 2014 compared to the same period last year. The most significant third quarter GAAP to non-GAAP adjustment was a charge primarily related to the impairment of the company’s renal denervation in-process research and development and related long-lived assets following the announcement that the HTN-3 trial did not meet its primary efficacy endpoint. While the company is still in the process of evaluating the long-term strategy for its renal denervation program, an impairment charge was deemed necessary as a majority of the value of the renal denervation intangible assets were tied to U.S. approval.

Third quarter international revenue of $1.898 billion increased 4 percent on a constant currency basis or 2 percent as reported. International sales accounted for 46 percent of Medtronic’s worldwide revenue in the quarter. Emerging market revenue of $521 million increased 12 percent on a constant currency basis or 10 percent as reported and represented 13 percent of company revenue.

“In Q3, our overall organization once again delivered balanced growth, with strong performances in some areas offsetting challenges in other parts of our business,” said Omar Ishrak, Medtronic chairman and chief executive officer. “We remain focused on building a track record of operational execution to deliver consistent and reliable results.”

Cardiac and Vascular Group
The Cardiac and Vascular Group includes the Cardiac Rhythm Disease Management (CRDM), Coronary, Structural Heart, and Endovascular businesses.  The Group had worldwide sales in the quarter of $2.119 billion, representing an increase of 2 percent on a constant currency basis or 1 percent as reported.  Group revenue performance was driven by growth in Structural Heart, Endovascular, Implantable Cardioverter Defibrillators (ICDs), and AF and Other, which included growth from Hospital Solutions and Cardiocom®, partially offset by declines in Pacing. Group international sales of $1.211 billion increased 3 percent on a constant currency basis or 1 percent as reported.

CRDM revenue of $1.184 billion grew 2 percent on a constant currency basis or 1 percent as reported.  Third quarter revenue from ICDs was $655 million, an increase of 1 percent on a constant currency basis. In international markets, strong adoption of the Viva™ XT CRT-D drove growth in Western Europe and Japan. Pacing revenue was $439 million, a decline of 2 percent on a constant currency basis. AF Solutions grew over 20 percent driven by robust growth from the Arctic Front® CryoAblation System, which grew over 30 percent.

Coronary revenue of $436 million was flat on a constant currency basis or declined 2 percent as reported. Sales of drug-eluting stents increased 5 percent on a constant currency basis, driven by global share gains of the Resolute® Integrity® drug-eluting stent.

Structural Heart revenue of $281 million grew 4 percent on a constant currency basis or 3 percent as reported. Growth was driven by continued strong international results from the CoreValve® transcatheter aortic heart valve. The company received FDA approval for this product for extreme risk patients in the U.S. late in the third quarter.

Endovascular revenue of $218 million grew 4 percent on a constant currency basis or 3 percent as reported. Q3 growth was negatively affected by the divestiture of a reentry catheter product line, as well as removing a peripheral below-the-knee product from the market. The Aortic business had mid-single digit revenue growth on a constant currency basis in the U.S. and Europe despite competitive pressure from new entrants.

Restorative Therapies Group
The Restorative Therapies Group includes the Spine, Neuromodulation and Surgical Technologies businesses. The Group had worldwide sales in the quarter of $1.608 billion, representing an increase of 5 percent on a constant currency basis or 4 percent as reported. Group revenue was driven by growth in Surgical Technologies and Neuromodulation. Group international sales of $521 million increased 6 percent on a constant currency basis or 3 percent as reported.

Spine revenue of $744 million was flat on a constant currency basis or declined 1 percent as reported. Core Spine revenue of $631 million was flat on a constant currency basis or declined 1 percent as reported. Excluding sales of balloon kyphoplasty, Core Spine grew in the low-single digits on a constant currency basis both globally and in the U.S. The company estimates the global and U.S. spine markets continued to show signs of stability. The Core Spine business continues to differentiate itself from competition through its Surgical Synergy™ program of enabling technologies, including imaging, navigation, and powered surgical instruments. BMP revenue of $113 million declined 1 percent on a constant currency basis, as the business is seeing signs of sequential stability in underlying demand and faced a favorable comparison due to a supply constraint in the prior year period.

Surgical Technologies revenue of $386 million grew 11 percent on a constant currency basis or 10 percent as reported.  Revenue growth was driven by upgrades of the StealthStation® S7® Surgical Navigation System and NIM® ENT nerve monitoring capital equipment, robust U.S. sales of O-arm® imaging capital equipment, and continued strong adoption of the Aquamantys® Transcollation® and PEAK PlasmaBlade® technologies.

Neuromodulation revenue of $478 million increased 7 percent on both a constant currency basis and as reported.  Growth was driven by strong performance from Activa® deep brain stimulation systems and the RestoreSensor® SureScan® MRI spinal cord stimulator.

Diabetes Group
Diabetes revenue of $436 million grew 16 percent on both a constant currency basis and as reported.  The acceleration in growth was driven by the ongoing U.S. launch of the MiniMed® 530G with Enlite® continuous glucose monitoring sensor, which was approved late in the second quarter.

Revenue Outlook and Earnings per Share Guidance
The company today reiterated its revenue outlook and tightened its diluted earnings per share (EPS) guidance for fiscal year 2014. In fiscal year 2014, the company continues to expect revenue growth in the range of 3 to 4 percent on a constant currency basis, both for the full fiscal year and Q4. The company now expects fiscal year 2014 diluted EPS in the range of $3.81 to $3.83, which implies annual diluted non-GAAP EPS growth of approximately 6 percent after adjusting for certain tax benefits the company received in fiscal year 2013, as well as higher levels of interest expense and U.S. medical device excise tax in fiscal year 2014.

“The U.S. approvals of CoreValve and the MiniMed 530G System marked important milestones and are part of an ongoing product launch cadence of innovative therapies,” said Ishrak. “In addition, Medtronic is uniquely positioned to lead the shift to value-based healthcare, directing our products and solutions to help providers, payers, and governments achieve their goals in driving more value into healthcare systems around the world. We are seeing promising results from our early efforts, including both our Cath Lab Managed Services and Cardiocom businesses, and we believe that we have significant opportunities ahead as we transform our company from being primarily a device provider today into the premier global medical technology solutions partner of tomorrow.”

Webcast Information
Medtronic will host a webcast today, Feb. 18, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts, and news media.  This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company's prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website. Medtronic will also be live tweeting during the call on our Newsroom Twitter account, @Medtronic.

Financial Schedules
To view the third quarter financial schedules, click here or visit www.medtronic.com/newsroom.

About Medtronic
Medtronic, Inc., headquartered in Minneapolis is the global leader in medical technology - alleviating pain, restoring health, and extending life for millions of people around the world.

This press release contains forward-looking statements related to product growth drivers, market position, strategies for growth and leadership, and Medtronic’s future results of operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, the outcome of litigation matters, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission.  Actual results may differ materially from anticipated results.  Medtronic does not undertake to update its forward-looking statements.

Earnings per share guidance excludes adjustments relating to acquisition-related items, charitable donations to the Medtronic Foundation, restructuring charges and credits, certain litigation charges, and any unusual charges or gains that might occur during the fiscal year. The guidance provided only reflects information available to Medtronic at this time.

Unless otherwise noted, all comparisons made in this news release are on an “as reported basis” and not on a constant currency basis. References to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2013.

-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$1,193	$1,227	$1,171	$1,332	$4,922	$1,193	$1,273	$1,184	$—	$3,650
Defibrillation Systems	675	689	654	755	2,773	655	713	655	—	2,023
Pacing Systems	463	480	459	505	1,906	474	477	439	—	1,389
AF & Other	55	58	58	72	243	64	83	90	—	238
CORONARY	$433	$429	$445	$465	$1,773	$435	$427	$436	$—	$1,298
STRUCTURAL HEART	$280	$271	$272	$310	$1,133	$313	$281	$281	$—	$875
ENDOVASCULAR	$209	$210	$212	$235	$867	$219	$218	$218	$—	$655
CARDIAC & VASCULAR GROUP	$2,115	$2,137	$2,100	$2,342	$8,695	$2,160	$2,199	$2,119	$—	$6,478
SPINE	$786	$782	$753	$811	$3,131	$765	$746	$744	$—	$2,253
Core Spine	645	649	639	671	2,603	641	636	631	—	1,906
BMP	141	133	114	140	528	124	110	113	—	347
NEUROMODULATION	$419	$454	$447	$492	$1,812	$428	$479	$478	$—	$1,386
SURGICAL TECHNOLOGIES	$324	$344	$350	$407	$1,426	$361	$377	$386	$—	$1,125
RESTORATIVE THERAPIES GROUP	$1,529	$1,580	$1,550	$1,710	$6,369	$1,554	$1,602	$1,608	$—	$4,764
DIABETES GROUP	$364	$378	$377	$407	$1,526	$369	$393	$436	$—	$1,198
TOTAL	$4,008	$4,095	$4,027	$4,459	$16,590	$4,083	$4,194	$4,163	$—	$12,440
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$(38)	$(41)	$—	$(135)
COMPARABLE OPERATIONS (1)	$4,008	$4,095	$4,027	$4,459	$16,590	$4,138	$4,232	$4,204	$—	$12,575

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$623	$645	$595	$653	$2,517	$603	$676	$594	$—	$1,873
Defibrillation Systems	399	411	383	425	1,618	383	427	372	—	1,181
Pacing Systems	196	202	182	193	774	186	200	171	—	557
AF & Other	28	32	30	35	125	34	49	51	—	135
CORONARY	$144	$139	$134	$146	$563	$141	$139	$132	$—	$412
STRUCTURAL HEART	$102	$102	$96	$110	$410	$102	$106	$102	$—	$310
ENDOVASCULAR	$81	$83	$77	$89	$329	$80	$83	$80	$—	$244
CARDIAC & VASCULAR GROUP	$950	$969	$902	$998	$3,819	$926	$1,004	$908	$—	$2,839
SPINE	$558	$549	$522	$559	$2,190	$536	$517	$517	$—	$1,569
Core Spine	430	430	422	437	1,722	426	421	419	—	1,266
BMP	128	119	100	122	468	110	96	98	—	303
NEUROMODULATION	$295	$324	$309	$332	$1,259	$293	$337	$329	$—	$959
SURGICAL TECHNOLOGIES	$209	$218	$215	$249	$891	$233	$240	$241	$—	$715
RESTORATIVE THERAPIES GROUP	$1,062	$1,091	$1,046	$1,140	$4,340	$1,062	$1,094	$1,087	$—	$3,243
DIABETES GROUP	$215	$229	$223	$234	$900	$208	$229	$270	$—	$706
TOTAL	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$2,327	$2,265	$—	$6,788
ADJUSTMENTS :
CURRENCY IMPACT						$—	$—	$—	$—	$—
COMPARABLE OPERATIONS	$2,227	$2,289	$2,171	$2,372	$9,059	$2,196	$2,327	$2,265	$—	$6,788
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

	FY13	FY13	FY13	FY13	FY13	FY14	FY14	FY14	FY14	FY14
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total
REPORTED REVENUE :
CARDIAC RHYTHM DISEASE MANAGEMENT	$570	$582	$576	$679	$2,405	$590	$597	$590	$—	$1,777
Defibrillation Systems	276	278	271	330	1,155	272	286	283	—	842
Pacing Systems	267	278	277	312	1,132	288	277	268	—	832
AF & Other	27	26	28	37	118	30	34	39	—	103
CORONARY	$289	$290	$311	$319	$1,210	$294	$288	$304	$—	$886
STRUCTURAL HEART	$178	$169	$176	$200	$723	$211	$175	$179	$—	$565
ENDOVASCULAR	$128	$127	$135	$146	$538	$139	$135	$138	$—	$411
CARDIAC & VASCULAR GROUP	$1,165	$1,168	$1,198	$1,344	$4,876	$1,234	$1,195	$1,211	$—	$3,639
SPINE	$228	$233	$231	$252	$941	$229	$229	$227	$—	$684
Core Spine	215	219	217	234	881	215	215	212	—	640
BMP	13	14	14	18	60	14	14	15	—	44
NEUROMODULATION	$124	$130	$138	$160	$553	$135	$142	$149	$—	$427
SURGICAL TECHNOLOGIES	$115	$126	$135	$158	$535	$128	$137	$145	$—	$410
RESTORATIVE THERAPIES GROUP	$467	$489	$504	$570	$2,029	$492	$508	$521	$—	$1,521
DIABETES GROUP	$149	$149	$154	$173	$626	$161	$164	$166	$—	$492
TOTAL	$1,781	$1,806	$1,856	$2,087	$7,531	$1,887	$1,867	$1,898	$—	$5,652
ADJUSTMENTS :
CURRENCY IMPACT (1)						$(55)	$(38)	$(41)	$—	$(135)
COMPARABLE OPERATIONS (1)	$1,781	$1,806	$1,856	$2,087	$7,531	$1,942	$1,905	$1,939	$—	$5,787

(1)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Nine months ended
	January 24, 2014	January 25, 2013	January 24, 2014	January 25, 2013
	(in millions, except per share data)
Net sales	$4,163	$4,027	$12,440	$12,130

Costs and expenses:
Cost of products sold	1,050	999	3,162	2,992
Research and development expense	360	376	1,092	1,148
Selling, general, and administrative expense	1,454	1,401	4,308	4,223
Special charges	—	—	40	—
Restructuring (credits) charges, net	(15)	—	3	—
Certain litigation charges, net	—	—	24	245
Acquisition-related items	200	(55)	104	(44)
Amortization of intangible assets	89	88	263	247
Other expense, net	45	17	122	119
Interest expense, net	25	46	98	103
Total costs and expenses	3,208	2,872	9,216	9,033

Earnings before income taxes	955	1,155	3,224	3,097

Provision for income taxes	193	167	607	599

Net earnings	$762	$988	$2,617	$2,498

Basic earnings per share	$0.76	$0.98	$2.61	$2.45

Diluted earnings per share	$0.75	$0.97	$2.58	$2.43

Basic weighted average shares outstanding	998.3	1,012.5	1,002.7	1,020.7
Diluted weighted average shares outstanding	1,010.0	1,021.0	1,014.0	1,028.7

Cash dividends declared per common share	$0.2800	$0.2600	$0.8400	$0.7800

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	January 24, 2014		January 25, 2013		Percentage Change
Net earnings, as reported	$762		$988		(23)%
Restructuring credits	(13)	(a)	—
Acquisition-related items	167	(b)	(57)	(c)
Impact of authoritative convertible debt guidance on interest expense, net	—		15	(d)
Non-GAAP net earnings	$916		$946		(3)%
MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	January 24, 2014		January 25, 2013		Percentage Change
Diluted EPS, as reported	$0.75		$0.97		(23)%
Restructuring credits	(0.01)	(a)	—
Acquisition-related items	0.17	(b)	(0.06)	(c)
Impact of authoritative convertible debt guidance on interest expense, net	—		0.01	(d)
Non-GAAP diluted EPS	$0.91		$0.93	(1)	(2)%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(a)
The $13 million ($0.01 per share) after-tax ($15 million pre-tax) restructuring credits are a reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. This reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring credits that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring credits. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring credits when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $167 million ($0.17 per share) after-tax ($200 million pre-tax) acquisition-related items primarily includes $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian, Inc. (Ardian) acquisition and $39 million after-tax ($39 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, we assessed the Ardian IPR&D and long-lived asset group for impairment. As the Company continues to evaluate the long-term strategy for the renal denervation program, the impairment assessments were based upon probability-weighted cash flows of the potential future scenarios. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The Ardian goodwill resides in the Coronary reporting unit. Based upon the results of the annual goodwill impairment review, no goodwill impairment existed. The change in fair value of contingent consideration payments is primarily related to adjustments in Ardian contingent consideration, which are based on annual revenue growth through fiscal year 2015. Based on the results of the trial, there is no projected revenue growth through fiscal year 2015. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $57 million ($0.06 per share) after-tax ($55 million pre-tax) acquisition-related items includes $70 million after-tax ($70 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009, $10 million after-tax ($10 million pre-tax) of acquisition-related costs from the November 2012 acquisition of China Kanghui Holdings, and a $3 million after-tax ($5 million pre-tax) IPR&D impairment charge related to a recent acquisition in the Structural Heart business. The change in fair value of contingent consideration payments is primarily related adjustments in Ardian contingent consideration, which are based on annual revenue growth through fiscal year 2015, due to slower commercial ramp in Europe and extended U.S. regulatory process. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting resulted in an after-tax impact to net earnings of $15 million ($0.01 per share). The pre-tax impact to interest expense, net was $23 million. This convertible debt matured in April 2013. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Nine months ended
	January 24, 2014		January 25, 2013		Percentage Change
Net earnings, as reported	$2,617		$2,498		5%
Special charges	26	(a)	—
Restructuring charges, net	2	(b)	—
Certain litigation charges, net	17	(c)	235	(e)
Acquisition-related items	71	(d)	(46)	(f)
Impact of authoritative convertible debt guidance on interest expense, net	—		44	(g)
Non-GAAP net earnings	$2,733		$2,731		—%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Nine months ended (2)
	January 24, 2014		January 25, 2013		Percentage Change
Diluted EPS, as reported	$2.58		$2.43		6%
Special charges	0.03	(a)	—
Restructuring charges, net	—	(b)	—
Certain litigation charges, net	0.02	(c)	0.23	(e)
Acquisition-related items	0.07	(d)	(0.04)	(f)
Impact of authoritative convertible debt guidance on interest expense, net	—		0.04	(g)
Non-GAAP diluted EPS	$2.70		$2.65	(1)	2%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore, may not sum.

(2)	The data in this schedule has been intentionally rounded, and therefore, the first, second, and third quarter data may not sum to the fiscal year to date totals.

(a)
The $26 million ($0.03 per share) special charge represents an after-tax charitable cash donation ($40 million pre-tax) made to the Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this special charge. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this special charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(b)
The $2 million (less than $0.01 per share) after-tax ($3 million pre-tax) restructuring charges, net is the net impact of a $15 million after-tax ($18 million pre-tax) charge related to a continuation of our fourth quarter fiscal year 2013 restructuring initiative, partially offset by a $13 million after-tax ($15 million pre-tax) reversal of excess restructuring reserves related to the fiscal year 2013 restructuring initiative. The restructuring charge consisted primarily of contract termination fees. The reversal was primarily a result of revisions to particular strategies and employees identified for elimination finding other positions within the Company. In addition to disclosing restructuring charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges, net. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges, net when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)
The $17 million ($0.02 per share) after-tax ($24 million pre-tax) certain litigation charges, net relates to accounting charges for patent and Other Matters litigation. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(d)
The $71 million ($0.07 per share) after-tax ($104 million pre-tax) acquisition-related items includes $204 million after-tax ($236 million pre-tax) impairment of long-lived assets related to the Ardian acquisition and $135 million after-tax ($135 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009. In the third quarter of fiscal year 2014, the U.S. pivotal trial in renal denervation for treatment-resistant hypertension, Symplicity HTN-3, failed to meet its primary efficacy endpoint. Therefore, we assessed the Ardian IPR&D and long-lived asset group for impairment. As the Company continues to evaluate the long-term strategy for the renal denervation program, the impairment assessments were based upon probability-weighted cash flows of the potential future scenarios. As a result, in the third quarter of fiscal year 2014, the Company recorded impairment charges of $166 million after-tax ($192 million pre-tax) related to IPR&D and $38 million after-tax ($44 million pre-tax) related to other long-lived assets. The Ardian goodwill resides in the Coronary reporting unit. Based upon the results of the annual goodwill impairment review, no goodwill impairment existed. The change in fair value of contingent consideration payments primarily related to adjustments in Ardian contingent consideration, which are based on annual revenue growth through fiscal year 2015. In the first quarter of fiscal year 2014, the Company recorded after-tax net income of $96 million ($96 million pre-tax) related to the change in fair value of contingent consideration payments due to slower commercial ramp in Europe and extended U.S. regulatory process. In the third quarter of fiscal year 2014, the Company recorded after-tax net income of $39 million ($39 million pre-tax) related to the change in fair value of contingent consideration payments based on the results of the trial as there is no projected revenue growth through fiscal year 2015. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(e)
The $235 million ($0.23 per share) after-tax ($245 million pre-tax) certain litigation charges, net relates to an accounting charge for probable and reasonably estimable patent litigation with Edwards Lifesciences, Inc. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(f)
The $46 million ($0.04 per share) after-tax ($44 million pre-tax) acquisition-related items includes $67 million after-tax ($67 million pre-tax) net income related to the change in fair value of contingent consideration payments associated with acquisitions subsequent to April 29, 2009, $13 million after-tax ($13 million pre-tax) of acquisition-related costs from the November 2012 acquisition of China Kanghui Holdings, a $5 million after-tax ($5 million pre-tax) net charge for an adjustment of transaction costs related to the divestiture of the Physio-Control business that occurred in the fourth quarter of fiscal year 2012, and a $3 million after-tax ($5 million pre-tax) IPR&D impairment charge related to a recent acquisition in the Structural Heart business. The change in fair value of contingent consideration payments is primarily related to the change in fair value of Ardian, Inc. contingent consideration payments, which are based on annual revenue growth through fiscal year 2015, due to slower commercial ramp in Europe and extended U.S. regulatory process. In addition to disclosing acquisition-related items that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related items. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related items when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(g)
The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting resulted in an after-tax impact to net earnings of $44 million ($0.04 per share). The pre-tax impact to interest expense, net was $69 million. This convertible debt matured in April 2013. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	January 24,	January 25,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$655	$654	—%	$(4)	(1)%	1%
Pacing Systems	439	459	(4)	(11)	(2)	(2)
AF & Other	90	58	55	—	—	55
Cardiac Rhythm Disease Management	1,184	1,171	1	(15)	(1)	2
Coronary	436	445	(2)	(9)	(2)	—
Structural Heart	281	272	3	(1)	(1)	4
Endovascular	218	212	3	(3)	(1)	4
Cardiac & Vascular Group	2,119	2,100	1	(28)	(1)	2
Core Spine	631	639	(1)	(9)	(1)	—
BMP	113	114	(1)	—	—	(1)
Spine	744	753	(1)	(9)	(1)	—
Neuromodulation	478	447	7	—	—	7
Surgical Technologies	386	350	10	(4)	(1)	11
Restorative Therapies Group	1,608	1,550	4	(13)	(1)	5
Diabetes Group	436	377	16	—	—	16
Total	$4,163	$4,027	3.4%	$(41)	(1)%	4.4%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	January 24,	January 25,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Defibrillation Systems	$283	$271	4%	$(4)	(2)%	6%
Pacing Systems	268	277	(3)	(11)	(4)	1
AF & Other	39	28	39	—	—	39
Cardiac Rhythm Disease Management	590	576	2	(15)	(3)	5
Coronary	304	311	(2)	(9)	(3)	1
Structural Heart	179	176	2	(1)	—	2
Endovascular	138	135	2	(3)	(2)	4
Cardiac & Vascular Group	1,211	1,198	1	(28)	(2)	3
Core Spine	212	217	(2)	(9)	(4)	2
BMP	15	14	7	—	—	7
Spine	227	231	(2)	(9)	(4)	2
Neuromodulation	149	138	8	—	—	8
Surgical Technologies	145	135	7	(4)	(3)	10
Restorative Therapies Group	521	504	3	(13)	(3)	6
Diabetes Group	166	154	8	—	—	8
Total	$1,898	$1,856	2%	$(41)	(2)%	4%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF EMERGING MARKET REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	January 24,	January 25,	Reported	on Growth (a)		Currency
	2014	2013	Growth	Dollar	Percentage	Growth (a)
Emerging Market Revenue (b)	$521	$475	10%	$(11)	(2)%	12%

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)
Emerging Market Revenue includes revenues from Asia Pacific (except Australia, Japan, Korea, and New Zealand), Central and Eastern Europe, Greater China, Latin America, the Middle East and Africa, and South Asia.

MEDTRONIC, INC.
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)
(in millions)

	Nine months ended	Six months ended	Three months ended
	January 24,	October 25,	January 24,
	2014	2013	2014
Net cash provided by operating activities	$3,631	$2,019	$1,612
Additions to property, plant, and equipment	(291)	(196)	(95)
Free cash flow (a)	$3,340	$1,823	$1,517

(a)
Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider free cash flow. In addition, Medtronic management uses free cash flow to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. Medtronic calculates free cash flow by subtracting property, plant, and equipment additions from operating cash flows.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 24, 2014	April 26, 2013
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,304	$919
Investments	12,363	10,211
Accounts receivable, less allowances of $114 and $98, respectively	3,619	3,727
Inventories	1,782	1,712
Tax assets	618	539
Prepaid expenses and other current assets	700	744

Total current assets	20,386	17,852

Property, plant, and equipment	6,355	6,152
Accumulated depreciation	(3,947)	(3,662)

Property, plant, and equipment, net	2,408	2,490

Goodwill	10,593	10,329
Other intangible assets, net	2,372	2,673
Long-term tax assets	237	232
Other assets	1,235	1,324

Total assets	$37,231	$34,900

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,618	$910
Accounts payable	567	681
Accrued compensation	936	1,011
Accrued income taxes	235	88
Deferred tax liabilities	13	16
Other accrued expenses	1,263	1,244

Total current liabilities	5,632	3,950

Long-term debt	9,601	9,741
Long-term accrued compensation and retirement benefits	805	752
Long-term accrued income taxes	1,246	1,168
Long-term deferred tax liabilities	358	340
Other long-term liabilities	235	278

Total liabilities	17,877	16,229

Commitments and contingencies

Shareholders’ equity:

Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	100	102
Retained earnings	19,872	19,061
Accumulated other comprehensive loss	(618)	(492)

Total shareholders’ equity	19,354	18,671

Total liabilities and shareholders’ equity	$37,231	$34,900

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	January 24, 2014	January 25, 2013
(in millions)
Operating Activities:
Net earnings	$2,617	$2,498
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	635	610
Amortization of debt discount and issuance costs	6	69
Acquisition-related items	99	(67)
Provision for doubtful accounts	34	34
Deferred income taxes	(61)	39
Stock-based compensation	108	119
Other, net	(17)	—
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	86	255
Inventories	(119)	(58)
Accounts payable and accrued liabilities	(301)	(51)
Other operating assets and liabilities	523	70
Certain litigation charges, net	24	245
Certain litigation payments	(3)	(91)
Net cash provided by operating activities	3,631	3,672
Investing Activities:
Acquisitions, net of cash acquired	(369)	(820)
Additions to property, plant, and equipment	(291)	(336)
Purchases of investments	(7,992)	(9,517)
Sales and maturities of investments	5,606	8,163
Other investing activities, net	(23)	(4)
Net cash used in investing activities	(3,069)	(2,514)
Financing Activities:
Acquisition-related contingent consideration	(1)	(17)
Change in short-term borrowings, net	935	(9)
Repayment of short-term borrowings (maturities greater than 90 days)	(385)	(1,850)
Proceeds from short-term borrowings (maturities greater than 90 days)	1,176	2,625
Payments on long-term debt	(10)	(10)
Dividends to shareholders	(839)	(797)
Issuance of common stock	1,056	158
Repurchase of common stock	(2,153)	(1,247)
Other financing activities	20	(2)
Net cash used in financing activities	(201)	(1,149)
Effect of exchange rate changes on cash and cash equivalents	24	11
Net change in cash and cash equivalents	385	20
Cash and cash equivalents at beginning of period	919	1,172
Cash and cash equivalents at end of period	$1,304	$1,192
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$382	$422
Interest	226	196